UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2020

PreCheck Health Services, Inc.
(Exact name of registrant as specified in Charter)

Florida	001-37807	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305 W. Woodard Street, Suite 221, Denison TX 75020

(Address of Principal Executive Offices)

(903) 337-1872

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (646) 895-7238

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events

On March 26, 2020, the Company determined that it will not be able to file its Form 10-K for the year ended December 31, 2019 on time as a result of factors relating to the COVID-19 pandemic and the steps taken by states to seek to reduce the spread of the virus by either requesting or requiring businesses to close or work remotely. As a result, the Company’s accounting staff and the staff of the independent auditors are not able to complete the audit in a timely manner in order to file the Form 10-K by the required date, after giving effect to the extension permitted by Section 12b-25. On March 27, 2020, the Company filed a report on Form 8-K (the “Initial Filing”) in which it reported that it will rely on the exemption from timely filing provided by the SEC in Release No. 34-88318, dated March 4, 2020 (the “Release”). The Release permits the Company to file permits the Company to file the Form 10-K not later than 45 days after the original due date. The Company initially anticipated that it would file the Form 10-K by April 30, 2020. For the reasons set forth in the Initial Filing, the Company now anticipates that it will file the Form 10-K no later May 14, 2020, which is 45 days after the initial due date of March 30, 2020. The Company anticipates that it will file the historical financial statements for JAS Practice Management, Inc., a Texas corporation doing business as JAS Consulting, Inc. (“JAS”), for the years ended December 31, 2019 and 2018 and the pro forma financial statements at or about the time the Company files its Form 10-K.

As reported in the Initial Filing, the acquisition of JAS is being accounted for as a reverse acquisition, with JAS being the acquiring party for accounting purposes.  As a result, the Company’s historical financial statements will reflect the results of operations of JAS for 2018 and 2019 through December 18, 2019, the combined results of operations of the JAS and the Company from December 19, 2019, the date of the acquisition, through December 31, 2019.  Based on preliminary financial information, the Company expects to report a net loss of between $300,000 and $400,000 on revenue of approximately $1.9 million for 2019, as compared with net income of approximately $160,000 on revenue of approximately $1.6 million for 2018.  Subsequent to December 31, 2019, the Company’s operations have been materially impacted by the effects of the COVID-19 pandemic and the steps taken by states to reduce the spread of the virus.

This report contains or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2020	PreCheck Health Services, Inc.

	By:	/s/ Justin E. Anderson
Justin E. Anderson
Chief Executive Officer

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